Exhibit 99.1

. Mack-Cali Realty Corporation Investor Presentation NAREIT 2018

This Operating and Financial Data should be read in connection with our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. Statements made in this presentation may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in our annual reports on Form 10-K, as may be supplemented or amended by our quarterly reports on Form 10-Q, which are incorporated herein by reference. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise. Investor Presentation 2

Mack-Cali Jersey City Portfolio Overview Mack-Cali has a leading residential and office presence in Jersey City’s premier market. Y Mack-Cali has a leading residential and office presence on the Jersey City Hudson Waterfront Investor Presentation 3

$4.5 billion Market Capitalization 1Q 2018 Key Statistics $3.6 billion Net Asset Value (estimate) 15.4 million Square Feet Office Space 85.2% % Leased (Excl. Non-Core) 10.7% GAAP Rental Rate Roll-Up (Excl. Non-Core) 5.1% Cash Rental Rate Roll-Up (Excl. Non-Core) 5,826 Operating Residential Units 97.3% % Leased Residential Units 1,944 In-Construction Residential Units/Keys 7.0% In-Construction Avg Development Yield Pictured: Harborside Financial Center Investor Presentation 4

Pictured: Jersey City Waterfront Assets The New Mack-Cali: Transformation 1Q18 40 (65% Reduction) Office buildings (excluding flex) 2Q15 115 Office Buildings (excluding flex) 3,800 Operating/In Construction Units (WO/JV) 7,228 (90% Increase) Operating/In Construction Units (WO/JV) 542 (82% Reduction) Operating/In Construction Units (Subordinate) $44.4 million (210% Increase) Consolidated Residential NOI (annualized) $4.5 billion (15% Increase) Total Market Cap 3.71% (35% Reduction) Weighted Average Interest Rate 3.7 (51% Increase) Interest Coverage Ratio $50.7 million (9% Increase) Core FFO (Qtr.) $36.3 million (48% Increase) AFFO (Qtr.) 3,026 Operating/In Construction Units (Subordinate) $14.3 million Consolidated Residential NOI (annualized) $3.9 billion Total Market Cap 5.67% Weighted Average Interest Rate 2.7 Interest Coverage Ratio $46.5 million Core FFO (Qtr.) $24.5 million AFFO (Qtr.) Investor Presentation 5

$ in millions NOI Evolution Mack-Cali has transformed its business from a suburban office company to a residential and geographically focused office concentration 2Q 2015 NOI Composition (annualized) Total Portfolio NOI: $357M 37% of NOI from Preferred Business Segments 1Q 2018 NOI Composition (annualized) Total Portfolio NOI: $342M 69% of NOI from Preferred Business Segments NOI Composition W/ CIP Stabilized (annualized) Total Portfolio NOI: $382M 71% of NOI from Preferred Business Segments • • • • • • Residential 8% Residential 24% Waterfront 23% Waterfront 29% Flex 15% Waterfront 32% Residential 31% Class A Suburban 7% Flex 11% Suburban 48% Class A Suburban Class A Suburban 13% 10% Suburban 20% Suburban Market Waterfront Office Residential Class A Suburban Office Subtotal NOI $82 28 23 $133% 23% 8% 6% 37% Market Waterfront Residential Class A Suburban Subtotal NOI $111 119 43 $273% 29% 31% 11% 71% Market Waterfront Residential Class A Suburban Subtotal NOI $111 80 43 $233% 32% 24% 13% 69% Suburban Office Flex Total 170 54 $357 48% 15% 100% Suburban Flex Total 70 39 $382 19% 10% 100% Suburban Flex Total 70 39 $342 20% 11% 100% Investor Presentation 6

Residential – Market Leading Portfolio • • As of 1Q 2018, Roseland had a portfolio-wide percentage leased of 97.3% Roseland’s low volatility portfolio has leased within a 200 bps range over last three years, which management believes is supportive of higher loan-to-value debt Roseland’s portfolio will maintain an average age of under 9 years – an industry leader • Historical Percentage Leased Avg Building Age Projection (years) 12 100.00% 9.7 10 98.00% 8 7.2 6 96.00% 4 94.00% 2 0 92.00% 2017 2018 2019 2020 1Q15 3Q151Q16 3Q16 1Q17 3Q17 1Q18 % Leased Average NAV by Market Gross Portfolio Value New York Metro 1.6% Washington, D.C. 6.0% NJ Corridor 9.2% Philadelphia Metro 0.8% Stabilized Gross Asset Value Less: Discount for CIP Discounted Gross Asset Value Less: Existing Debt Less: 3rd Party Interests Roseland Net Asset Value MCRC Share Rockpoint Share $4,301 (66) $4,235 (1,814) (699) $1,722 $1,549 $173 Boston Metro 22.0% Hudson River Waterfront 60.4% Investor Presentation 7 7.88.2

Residential - Portfolio Evolution Roseland has nearly eliminated its subordinated interests as it has continued to grow the size and ownership of its operating portfolio Y/E 2019 Operating and In-Construction Units Portfolio Avg. Ownership: 85.39% Units 12,000 Y/E 2014 10,000 8,000 3,063 7,410 7,410 1,839 6,000 1,721 5,826 5,639 5,614 4,940 4,000 1,498 3,319 2,079 2,000 0 YE 2012 YE 2013 YE 2014 YE 2015 YE 2016 YE 2017 YE 2018 YE 2019 Operating Units In-Construction Units Subordinated Interests Investor Presentation 8 3,146 1,717 2,5681,944 Y/E 2017 Portfolio Avg. Ownership: 46.40%Portfolio Avg. Ownership: 71.64%

Residential – Value Creation Roseland’s In-Construction portfolio is forecasted to create approximately $259 million of value through 2020 (Roseland share: $219.7M) Estimated Value Creation from In-Construction Projects Current Development Pipeline Projected NOI Market Value of Projected NOI Less: Cost of Development Value Creation $51.2M 992.4M - 733.0M 145 Front Street at City Square (365 Units) 1Q 2018 Delivery Portside 5/6 (296 Units) 2Q 2018 Delivery $259.4M Roseland Share $219.7M RiverHouse 11 at Port Imperial (295 Units) 2Q 2018 Delivery Signature Place at Morris Plains (197 Units) 2Q 2018 Delivery Riverwalk C at Port Imperial (360 Units) 4Q 2020 Delivery Marriott Hotels at Port Imperial (372 Keys) 3Q 2018 Delivery Investor Presentation 9

Pictured: Monaco Jersey City Residential - Development Delivery and FFO Creation The growth reflected below is solely from Roseland’s current Operating and In-Construction portfolio $70 $60 $50 $40 $30 $20 $10 $0 Notes (1)2020 incremental FFO creation excludes proceeds from the late 2020 delivery of Riverwalk C. Investor Presentation 10 2020E 1: $38.2 M 2019E: $28.7 M Economic Stabilizations Marriott Hotels at Port Imperial – 372 Keys ($9.5M) 2018E: $13.7 M Economic Stabilizations Signature Place at Morris Plains – 197 Units ($2.2M) Lofts at 40 Park – 59 Units ($0.3M) 145 Front Street at City Square – 365 Units ($3.6M) RiverHouse 11 at Port Imperial – 295 Units ($4.7M) Portside 5/6 – 296 Units ($4.2M) Economic Stabilizations Quarry Place at Tuckahoe – 108 Units ($1.1M) Chase II – 292 Units ($2.7M) Urby at Harborside – 762 Units ($9.9M)

Residential – Equity Requirements

$ in thousands

As summarized in the table below, Mack-Cali is planning on and expects to have excess capital sources available to achieve the following key objectives:

i. Complete Roseland's in-construction portfolio of 1,944 units

ii. Complete Roseland's funding requirement for 2018/2019 Probable Starts comprising 2,786 units

	Comment	Units	Total Cost	Construction Debt	Capital Requirement
USE: In-Construction Portfolio					
Construction Completion	Represents remaining requirements for the in construction portfolio as summarized on Page 40	1,944	$249,795	$208,800	$40,995
Less: Existing JV Partner Commitments	Represents third party capital commitments (Riverwalk C)				(16,535)
Remaining Roseland Capital (to be funded by Company cash)					**$24,460**
USE: Probable 2018/2019 Starts					
Probable 2018/2019 Starts	Represents five Probable 2018 and 2019 starts in our core geographies in close proximity to existing operations	2,786	$1,380,676	$832,009	$549,000
Less: Land Equity to Date	Represents the Company's existing land equity in Probable Starts (~$55,000/unit)				(156,000)
Less: Existing JV Partner Commitments	Represents third party capital commitments (Urby II)				(23,000)
Roseland Capital Obligation					**$370,000**
Potential Capital Sources					
Rockpoint Capital	Represents the balance on Rockpoint's $300M commitment				$140,000
Construction Refinancings	Represents excess refinancing proceeds upon takeout financing on active in construction portfolio (max 65% LTV, excluding Riverwalk C)				100,000
Dispositions	Represents select dispositions for redeployment of capital into Roseland's core geographies				166,000
Total Roseland Capital Sources					**$406,000**
2018/2019 Start Excess Capital Source (1)					**$36,000**
Potential JV Scenario					
New Project-level Joint Ventures	Represents 50/50 joint ventures on select Roseland Probable Starts (capital source identified)				139,000
Total Roseland Capital Sources - JV Scenario					**$545,000**
2018/2019 Start Excess Capital Source Potential (1)					**$175,000**

Notes:
(1) Represents capital sources prior to reinvestment of Roseland cash flow generation.

Investor Presentation 11

Office – Rent Growth by Property Type The Company achieved GAAP roll-ups of 10.7% across its core portfolio and 4.2% at Waterfront assets Waterfront rents continue to climb as the Company focuses on its trophy assets As Waterfront rents continue to climb, management believes re-leasing previously discounted prime office space presents a sizeable mark to market opportunity Portfolio Re-Leasing Spreads (GAAP) $50.00 FY 2017 1Q 2018 2018 Escalations $45.00 $40.00 $40.00 $35.00 $35.00 $30.00 $30.00 $25.00 $25.00 $20.00 $20.00 $15.00 $15.00 Prev. Escalated Rent PSF New Starting Base Rent PSF Prev. Escalated Rent PSF New Starting Base Rent PSF Prev. Escalated Rent PSF New Starting Base Rent PSF FY 2015 FY 2016 FY 2017 Waterfront Class A Suburban Suburban Average Waterfront Re-Leasing Spreads (GAAP) 1Q 2018 FY 2017 2018 Escalations Waterfront % Class A Suburban % Suburban % Key Markets (avg) % $34.36 $40.45 17.7% 32.71 11.2% 27.50 17.7% $48.88 20.8% 34.29 4.8% 27.53 0.1% $55.00 $50.00 $45.00 $40.00 $35.00 $30.00 $25.00 $20.00 29.42 23.37 $25.72 $34.54 34.3% $38.72 12.1% Prev. Escalated Rent PSF New Starting Base Rent PSF Prev. Escalated Rent PSF New Starting Base Rent PSF Prev. Escalated Rent PSF New Starting Base Rent PSF Investor Presentation 12 $48.88 $49.38 $48.91 $47.38 $42.88 $40.97 FY 2015FY 2016FY 2017 $39.76 $34.15 $28.35 $24.63 $23.58 $20.60

Office - Disposition Strategy & Statistics We have made significant progress in our portfolio transformation via dispositions of non-core and JV assets and expect to finish our program in 2018. The average rent profile of our remaining office portfolio is 35.3% higher than the disposition portfolio . Dispositions (2015 - 1Q 2018) Under Contract/Negotiations Active Dialogue/Future Dispositions Total Dispositions $1,403.5 165.5 23.8 $1,592.7 88.1% 10.4% 1.5% 100% 140 10 3 153 15,689,528 1,325,529 439,345 17,453,899 $25.15 25.13 19.93 $25.07 Total Remaining Portfolio Remaining Flex Parks Remaining Office Portfolio 101 61 40 14,565,262 3,526,612 11,038,650 $30.17 18.46 $33.92 The remaining office portfolio avg. rent is 35.3% higher than the portfolio dispositions $165.5M Under Contract/Negotiations $1,403.5M 2015-1Q 2018 Dispositions $23.8M Remaining to reach target $1,592.7M Disposition Target 88% 2% Investor Presentation 13 10% ($ in millions)Percent of GoalBuildingsBuilding SFAvg. Base Rent

Office – Post Disposition Portfolio

Waterfront

Building	Location	Total SF	Leased SF	% Leased	Avg. Base Rent + Escalations (2)
101 Hudson	Jersey City, NJ	1,246,283	1,244,550	99.9%	$35.66 *
Harborside 1	Jersey City, NJ	399,578	197,276	49.4%	47.46 *
Harborside 2 & 3	Jersey City, NJ	1,487,222	1,126,402	75.7%	37.79 *
Harborside 4a	Jersey City, NJ	207,670	198,644	95.7%	35.89 *
Harborside 5	Jersey City, NJ	977,225	679,492	69.5%	40.96 *
111 River Street	Hoboken, NJ	566,215	500,123	88.3%	38.41 *
Total Waterfront		**4,884,193**	**3,946,487**	**80.8%**	**$38.13**

Class A Suburban

Building	Location	Total SF	Leased SF	% Leased	Avg. Base Rent + Escalations (2)
1 Bridge Plaza	Fort Lee, NJ	200,000	171,442	85.7%	$28.93 *
2115 Linwood Avenue	Fort Lee, NJ	68,000	59,410	87.4%	25.04 *
101 Wood Avenue S	Iselin, NJ	262,841	262,841	100.0%	32.34 *
581 Main Street	Woodbridge, NJ	200,000	99,052	49.5%	28.69 *
333 Thornall Street	Edison, NJ	196,128	192,461	98.1%	34.92 *
343 Thornall Street	Edison, NJ	195,709	190,790	97.5%	33.46 *
150 JFK Parkway	Short Hills, NJ	247,476	209,848	84.8%	35.46 *
51 JFK Parkway	Short Hills, NJ	260,741	255,495	98.0%	51.88 *
101 JFK Parkway	Short Hills, NJ	197,196	194,111	98.4%	40.80 *
103 JFK Parkway	Short Hills, NJ	123,000	123,000	100.0%	42.46
Total Class A Suburban		**1,951,091**	**1,758,450**	**90.1%**	**$36.81**

Suburban

Building	Location	Total SF	Leased SF	% Leased	Avg. Base Rent + Escalations (2)
1 Giralda Farms	Madison, NJ	154,417	154,417	100.0%	$39.99 *
7 Giralda Farms	Madison, NJ	236,674	148,180	62.6%	35.91 *
4 Gatehall Drive	Parsippany, NJ	248,480	195,480	78.7%	27.07 *
9 Campus Drive	Parsippany, NJ	156,495	131,701	84.2%	20.90 *
325 Columbia Turnpike	Florham Park, NJ	168,144	167,044	99.3%	26.52
100 Schultz Drive	Red Bank, NJ	100,000	57,364	57.4%	28.73 *
200 Schultz Drive	Red Bank, NJ	102,018	66,728	65.4%	26.85 *
201 Littleton Road	Morris Plains, NJ	88,369	38,572	43.6%	20.39 *
3600 Route 66	Neptune, NJ	180,000	180,000	100.0%	24.92 *
4 Campus Drive	Parsippany, NJ	147,475	120,745	81.9%	24.59 *
6 Campus Drive	Parsippany, NJ	148,291	120,317	81.1%	26.39 *
1 Sylvan Way	Parsippany, NJ	150,557	122,938	81.7%	32.48 *
5 Sylvan Way	Parsippany, NJ	151,383	142,588	94.2%	29.61 *
7 Sylvan Way	Parsippany, NJ	145,983	103,289	70.8%	28.70 *
7 Campus Drive	Parsippany, NJ	154,395	128,796	83.4%	25.97 *
2 Hilton Court	Parsippany, NJ	181,592	181,592	100.0%	40.71
8 Campus Drive	Parsippany, NJ	215,265	163,020	75.7%	30.59 *
2 Dryden Way	Parsippany, NJ	6,216	6,216	100.0%	17.84
600 Horizon Drive (3)	Hamilton, NJ	95,000	95,000	100.0%	24.23
100 Overlook Center	Princeton, NJ	149,600	75,226	50.3%	32.35 *
5 Vaughn Drive	Princeton, NJ	98,500	44,055	44.7%	29.86 *
One River Center 1	Middletown, NJ	122,594	116,982	95.4%	27.91 *
One River Center 2	Middletown, NJ	120,360	120,360	100.0%	26.38 *
One River Center 3 & 4	Middletown, NJ	214,518	119,621	55.8%	28.15 *
23 Main Street (3)	Holmdel, NJ	350,000	350,000	100.0%	17.51
5 Wood Hollow Road	Parsippany, NJ	317,040	317,040	100.0%	25.69 *
Total Suburban		**4,203,366**	**3,467,271**	**82.5%**	**$27.68**
Total Core Office Portfolio		**11,038,650**	**9,172,208**	**83.1%**	**$33.93**
Flex Park Portfolio		3,526,612	3,232,761	91.7%	$18.46
Total Core Portfolio (1)		**14,565,262**	**12,404,969**	**85.2%**	**$29.90**

* Denotes assets that have recently been renovated

(1)Excludes non-core holdings targeted for sale at 842,086 SF; excludes consolidated repositionings taken offline totaling 513,101 SF. Total consolidated office portfolio of 15,920,449 SF.
(2)Includes annualized base rental revenue plus escalations for square footage leased to commercial and retail tenants only. Excludes leases for amenity, parking and month-to-month tenants. Annualized base rental revenue plus escalations is based on actual March 2018 billings times 12. For leases whose rent commences after April 1, 2018 annualized base rental revenue is based on the first full month's billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.
(3)Average base rents + escalations reflect rental values on a triple net basis.

Investor Presentation 14

Office – Waterfront Leasing Prospects Building(1) • • • • Lobby Renovation Elevator Upgrades New Retail Amenities Tenant Lounge/Conference Center • • FIRE Professional Svcs 101 Hudson 2,000 – 200,000 0 4 13 4Q18 • • • • • • • • • TAMI FIRE Professional Svcs TAMI FIRE Professional Svcs TAMI FIRE Professional Svcs • Harborside 5 5,000 - 200,000 1 5 7 4Q18 Restaurants • Atrium, elevator, and retail renovations all under way Harborside 2&3 6,000 - 400,000 2 5 10 3Q18 - 4Q18 • • Lobby Modifications Restaurant 111 River Street 3,000 - 45,000 0 4 8 2Q18 - 3Q18 Note: (1) Does not include Harborside 1 due to on-going building renovation. Harborside 4a is fully leased through 2020. Investor Presentation 4Q 2017 15 Proposed Building Upgrades Timing QTD Tours 1Q 2018 Tours 4Q 2017 Tours Tenant Size (SF) Type/Industry

Valuation - Reported NAV

$ in millions
(except per share amounts)

The company's NAV estimate of $3.6B is further supposed using alternative valuation methodologies on page 8

	Rentable SF/ Apt Units	NAV Calculation [2] Projected NOI (1)	Cap Rate	Gross Asset Value (A)	Gross Per SF/ Unit(10) 0	Property Debt (B)	Third Party Interests (C)	Discounting [13] (D)	Net Asset Value (A-B-C-D)	Net Value Range [3] High	Low
Office Portfolio	MSF										
Hudson Waterfront (Jersey City)	4.884	$79.4	4.4%	$1,820	$373	($250)	$0	$0	$1,570	$1,807	$1,384
Class A Suburban (Metropark, Short Hills)	1.951	42.3	6.8%	623	319	(125)	0	0	498	548	455
Suburban	4.203	55.9	8.6%	648	154	0	0	0	648	688	613
Flex Parks	3.527	36.4	6.6%	549	156	0	0	0	549	594	510
Subtotal [4]	**14.565**	**$213.9**		**$3,640**	**$250**	**($375)**	**$0**	**$0**	**$3,265**	**$3,636**	**$2,962**
Non-Core [5]	0.842			76	0	0	0	0	76	76	76
Hotel and Other JV Interests [6]				212	0	(129)	(41)	0	42	42	42
Harborside Plaza 4				90	0	0	0	0	90	90	90
Wegman's & Retail [7]				56	0	0	0	0	56	56	56
Land [8]				39	0	0	0	0	39	39	39
Repositioning Properties [9]				117	0	0	0	0	117	117	117
Office - Asset Value	**15.407**			**$4,075**	**0**	**($504)**	**($41)**	**$0**	**$3,684**	**$4,056**	**$3,381**
Less: Office Unsecured Debt									(1,441)	(1,441)	(1,441)
Less: Market Management Fee [10]									(136)	(136)	(136)
Less: Office Preferred Equity/LP Interests									(53)	(53)	(53)
Total Office NAV	**15.407**								**$2,054**	**$2,426**	**$1,751**
Residential	Units										
Operating Properties - Wholly Owned	2,551	$48.8	4.9%	$1,009	$396	($527)	$0	($1)	$481	$536	$431
Operating Properties - JVs [11]	2,733	64.4	4.8%	1,364	499	(680)	(351)	(3)	330	366	297
Operating Properties - Subordinate JVs	542	15.9	5.1%	320	590	(138)	(148)	0	34	38	31
In-Construction Properties [12]	1,944	52.6	5.3%	992	510	(469)	(100)	(62)	361	394	326
Future Development Properties [8]	10,957			576	53	0	(100)	0	476	500	452
Fee Income Business & Tax Credit				40		0	0	0	40	40	40
Residential - Asset Value [14]	**18,727**			**$4,301**		**($1,814)**	**($699)**	**($66)**	**$1,722**	**$1,874**	**$1,577**
Less: Rockpoint Interest									(173)	(182)	(164)
Total Residential NAV	**18,727**								**$1,549**	**$1,692**	**$1,413**
Total Mack-Cali NAV									**$3,603**	**$4,118**	**$3,164**
Approximate NAV / Share (100.6MM shares) [15]									***$35.82***	***$40.93***	***$31.45***

Note: See appendix for additional information

Investor Presentation 16

Valuation - Implied Stock Price As reflected in the sum of parts NAV calculation, a stock price of $35.82 is further validated by a cash flow multiple approach: • Office Portfolio Value Mack-Cali Stock Price(1) 1Q 2018 CLI Share of Roseland Net Asset Value Per Share $19.77 15.40 • Price-to-FFO Multiple Sensitivity • 2018 Office Portfolio FFO(3): $1.51/share Office FFO Multiple Office Company Value Roseland Value Implied Stock Value Per Share Per Share 11.00x 12.00x 13.00x 14.00x 15.00x $16.61 18.12 19.63 21.14 22.65 $15.40 15.40 15.40 15.40 15.40 $32.01 33.52 35.03 36.54 38.05 Note: (1) (2) (3) As of May 31, 2018. The office standalone net debt/EBITDA is 7.5x See Appendix for additional guidance detail Investor Presentation 17 Implied Office Company Value Per Share(2)$4.37 Implied Office Company FFO Multiple2.89x

Geographic Breakdown Mack-Cali’s residential and core office assets are concentrated in targeted urban markets and transit based locations, with approximately 72% of NAV along the Hudson Waterfront. Hudson Waterfront Office (Jersey City) NAV ($) $1,570M NAV (%) 44% Residential (Jersey City / Port Imperial) Total 1,016M 28% $2,586M 72% Port Imperial Waterfront Jersey City Waterfront Investor Presentation 18

Regional Spotlight - Jersey City Mack-Cali and Roseland have a market leading residential & office portfolio along the Jersey City waterfront. Residential Marbella Monaco M2 Urby Total Remaining Land 412 523 311 762 2,008 4,807 96.8% 96.7% 96.1% 97.8% 97.0% $40.32 44.75 45.84 55.81 $48.21 Operating Office Portfolio 4.884 MSF 81% $38.13 2018/2019 Jersey City Starts 25 Christopher Columbus Drive: Projected to start later this year, 25 Christopher Columbus Drive is a 718-unit mixed use development, including a school and significant retail space. Urby II: The follow-up to the neighborhood-defining joint venture between Mack-Cali and Ironstate, Urby II is scheduled to begin construction in early 2019. Harborside Plaza 8: The Company plans to begin construction on Harborside Plaza 8 early next year. The project – a 679-unit prime development with unparalleled views of downtown Manhattan, will be the pinnacle of the Roseland Jersey City portfolio. Investor Presentation 19 Harborside Plaza 8 25 Christopher Columbus % LeasedRent PSF Units(3/31/18)(3/31/18) Monaco Marbella and M2 Urby at Harborside

Jersey City: The New Scene 1st Most Livable City in the US Smartasset (2016) 1st Fastest-Growing Metro Area in NJ Forbes & CareerBliss 2nd Happiest City to Work in the US Forbes & CareerBliss 5th Best Public Transportation in the US Business Insider Top 5 US Cities for Millennials Niche & Forbes 10th US Cities Where Millennials Make Over $350,000 Zillow 10th Most Artistic City in the US Atlantic Magazine Top 5 Hippest Blocks in NYC Forbes & CareerBliss Investor Presentation 20

Regional Spotlight - Port Imperial The Port Imperial submarket provides unrivaled access to Midtown West and Hudson Yards ($17Bn Investment) via the NY Waterway Ferry. Port Imperial will further become a prime residential destination as companies migrate to Hudson Yards Operating In-Development 2018 Start Future Start Current: Y/E 2018: 316 Units 983 Units/Keys 1,027 Units/Keys 673 Units 1,704 Units 1,391 Units Investor Presentation 21 OperatingIn-ConstructionLand

Regional Spotlight - Overlook Ridge

Roseland has developed the 92 acre Overlook Ridge community, located 5 miles from the center of Boston and directly off of Route 1.

Operating Properties	Units	% Leased (3/31/18)	Rent PSF (3/31/18)
Alterra at Overlook Ridge	722	97.0%	$23.64
The Chase at Overlook Ridge	664	97.4%	26.52
Total	**1,386**	**97.2%**	**$25.02**
2018 Target Start (Cantera)	**326**		
Remaining Land	**490**		





2018 Overlook Ridge Starts

Cantera at Overlook Ridge: The phase three culmination of the Overlook Ridge Master Plan, Cantera at Overlook Ridge, a 326-unit residential development is projected to begin construction later this year. With direct access to Boston via Route 1, Cantera offers luxury apartments to anyone seeking the comforts of a suburban community with the city at their doorstep.

Investor Presentation 22

Repositioning - Harborside Cultural District The Company continues to invest in our Jersey City assets as part of a complete transformation project to create a cultural district at Harborside. New Retail, Dining and Event Space Harborside Tower (JV with SJP Properties) Lutze Biergarten Re-Skin of Harborside Complex European-Style Food Hall Revitalized Pedestrian Walkways and New Ferry Investor Presentation 23

NJ Grows: Mack-Cali is well positioned to benefit from this business incentive program These are credits per employee offered by the State of NJ (NJS) to be applied against NJS Corporate Taxes Urban Transit Hub Municipality $5,000 Transit-oriented development $2,000 Large numbers of new full-time jobs are elegible $500 – $1,500 251 to 400 $500 +$2.50 401 to 600 $750 +$3.75 601 to 800 $1,000 +$5.00 801 to 1,000 $1,250 +$6.25 1,001+ $1,500 +$7.50 $750 (if 105% over) Investor Presentation 24 Business in a targeted industry: Defense, Energy,$500/employee p.a+$2.50 Finance, Health, Life Sciences, Logistics, Manufacturing, Technology and Transportation Average salary > county’s existing average (currently$250 (if 35% over), $50,006):$500 (if $70% over),+ $1.25 – $3.75 Total Potential Benefit Range (Per Employee per$7,000 – $9,750+ $35.00 – $48.75 Annum) Gross Annual Benefit/EmployeeGross Annual Benefit/SF

Appendix

Global Definitions

Average Revenue Per Home: Calculated as total apartment revenue for the quarter ended December 31, divided by the average percent occupied for the quarter ended December 31, 2017, divided by the number of apartments and divided by three.

Class A Suburban: Long-term hold office properties in targeted submarkets; formerly defined as Urban Core.

Consolidated Operating Communities: Wholly owned communities and communities whereby the Company has a controlling interest.

Flex Parks: Primarily office/flex properties, including any office buildings located within the respective park.

Future Development: Represents land inventory currently owned or controlled by the Company.

Identified Repurposing Communities: Communities not currently owned by RRT, which have been identified for transfer from Mack-Cali to RRT for residential repurposing.

In-Construction Communities: Communities that are under construction and have not yet commenced initial leasing activities.

Lease-Up Communities: Communities that have commenced initial operations but have not yet achieved Project Stabilization.

MCRC Capital: Represents cash equity that the Company has contributed or has a future obligation to contribute to a project.

Net Asset Value (NAV): The metric represents the net projected value of the Company's interest after accounting for all priority debt and equity payments. The metric includes capital invested by the Company.

Net Operating Income (NOI): Total property revenues less real estate taxes, utilities and operating expenses

Non-Core: Properties designated for eventual sale/disposition or repositioning/redevelopment.

Operating Communities: Communities that have achieved Project Stabilization.

Predevelopment Communities: Communities where the Company has commenced predevelopment activities that have a near-term projected project start.

Project Completion: As evidenced by a certificate of completion by a certified architect or issuance of a final or temporary certificate of occupancy.

Project Stabilization: Lease-Up communities that have achieved over 95 Percentage Leased for six consecutive weeks.

Projected Stabilized NOI: Pro forma NOI for Lease-Up, In-Construction or Future Development communities upon achieving Project Stabilization.

Projected Stabilized Yield: Represents Projected Stabilized NOI divided by Total Costs.

Repurposing Communities: Commercial holdings of the Company which have been targeted for rezoning from their existing office to new multi-family use and have a likelihood of achieving desired rezoning and project approvals.

Subordinated Joint Ventures: Joint Venture communities where the Company's ownership distributions are subordinate to payment of priority capital preferred returns.

Suburban: Long-term hold office properties (excluding Class A Suburban and Waterfront locations); formerly defined as Suburban Core

Third Party Capital: Capital invested by third parties and not Mack-Cali.

Total Costs: Represents full project budget, including land and developer fees, and interest expense through Project Completion.

Waterfront: Office assets located on NJ Hudson River waterfront.

Investor Presentation 26

Income Statement – Annual Comparison

$ in thousands

	1Q 2018	1Q 2017
REVENUES		
Base rents	$112,902	$121,255
Escalation and recoveries from tenants	12,791	15,119
Real estate services	4,661	6,465
Parking income	5,327	4,229
Other income	3,286	2,819
Total revenues	**$138,967**	**$149,887**
EXPENSES		
Real estate taxes	$18,361	$21,092
Utilities	12,504	11,414
Operating services	25,618	27,091
Real estate service expenses	4,936	6,270
Operating Expenses	**$61,419**	**$65,867**
NOI	**$77,548**	**$84,020**
General and administrative	16,085	11,592
Acquisition-related costs	-	-
Depreciation and amortization	41,297	47,631
Total expenses	**$118,801**	**$125,090**
Operating Income	**$20,166**	**$24,797**
OTHER (EXPENSE) INCOME		
Interest expense	($20,075)	($20,321)
Interest and other investment income (loss)	1,128	474
Equity in earnings (loss) of unconsolidated joint ventures	1,572	(51)
Gain on change of control of interests		
Realized gains (losses) and unrealized losses on disposition	58,186	5,506
Gain on sale of investment in unconsolidated joint venture	-	12,563
Gain (loss) from early extinguishment of debt, net	(10,289)	(239)
Total other income (expense)	**$30,522**	**($2,068)**
Net income (loss)	**$50,688**	**$22,729**
Noncontrolling interest in consolidated joint ventures	$30	$237
Noncontrolling interest in Operating Partnership	(4,883)	(2,295)
Redeemable noncontrolling interest	(2,799)	(792)
Net income (loss) available to common shareholders	**$43,036**	**$19,879**
Basic earnings per common share:		
Net income (loss) available to common shareholders	$0.45	$0.11
Diluted earnings per common share:		
Net income (loss) available to common shareholders	$0.45	$0.11
Basic weighted average shares outstanding	90,263	89,955
Diluted weighted average shares outstanding	100,604	100,637

Investor Presentation 27

Development Activity and Cash Flow Growth

$ in millions
(unaudited)

	RRT Nominal Ownership	% Leased As of: As of 4/30/2018	Actual/Projected Initial Leasing	Units	Projected Yield		Total NOI	Projected RRT Share of Stabilized NOI After Debt Service
2017 Lease-Ups								
Urby Harborside	85.00%	97.8%	Q1 2017	762	6.72%		$18.5	$9.9
Chase II at Overlook Ridge	100.00%	96.4%	Q4 2016	292	6.52%		5.2	2.7
Quarry Place at Tuckahoe	100.00%	99.1%	Q4 2016	108	6.61%		2.8	1.1
Total 2017 Lease-Ups	**90.16%**	**97.6%**		**1,162**	**6.66%**		**$26.5**	**$13.7**
In-Construction Portfolio								
Q1 2018 Deliveries								
Signature Place at Morris Plains	100.00%	27.4%	Q1 2018	197	6.68%		$3.9	$2.2
145 Front Street at City Square (2)	100.00%	18.4%	Q1 2018	365	6.29%		5.9	3.6
Total Q1 2018 Deliveries	**100.00%**	**21.6%**		**562**	**6.43%**		**$9.8**	**$5.8**
Q2 2018 Deliveries								
Lofts at 40 Park	25.00%	22.0%	Q2 2018	59	6.72%		$1.2	$0.3
Portside 5/6	100.00%	31.4%	Q2 2018	296	6.40%		7.1	4.2
RiverHouse 11 at Port Imperial	100.00%	0.0%	Q2 2018	295	6.31%		7.7	4.7
Total Q2 2018 Deliveries	**93.19%**	**16.3%**		**650**	**6.39%**		**$16.0**	**$9.2**
Q3 2018 Deliveries								
Marriott Hotels at Port Imperial	90.00%		Q3 2018	372	10.03%		$14.3	$9.5
Total Q3 2018 Deliveries	**90.00%**			**372**	**10.03%**		**$14.3**	**$9.5**
Q4 2020 Deliveries								
PI North – Riverwalk C	40.00%		Q4 2020	360	5.98%		$11.2	$2.6
Total Q4 2020 Deliveries	**40.00%**			**360**	**5.98%**		**$11.2**	**$2.6**
Total In-Construction	**84.70%**			**1,944**	**7.02%**	(1)	**$51.3**	**$27.1**
Total	**86.74%**			**3,106**	**6.89%**		**$77.8**	**$40.8**

Note:
(1) Projected stabilized yield without the Marriott Hotels at Port Imperial is 6.30 percent.

Investor Presentation 28

Notes: Net Asset Value
(Unaudited)

(1) Based on projected 2018 cash net operating income with management fees added back for office portfolio.

(2) NAV is generally arrived at by calculating the estimated gross asset values for each of the Company's real estate properties, investments and other significant assets and interests, and then deducting from such amounts the corresponding net debt and third parties' interests in the assets. Gross asset values for stabilized operating multi-family real estate properties are calculated using the direct capitalization method by dividing projected net operating income for the next one year period by an estimated market capitalization rate for each property. Gross asset values for operating office properties are presented by dividing projected net operating income for the next one year period by an estimated year one imputed capitalization rate for each property. See Footnote 4 for a more detailed description of the methodology used by management to estimate gross asset values for its operating office properties. Management projects net operating income that it expects to receive for future periods from a combination of in-place lease contracts, prospective renewals of expiring leases and prospective lease-up of vacant space. Market capitalization rates are estimated for each property based on its asset class and geographic location and are based on information from recent property sale transactions as well as from publicly available information regarding unrelated third party property transactions.

(3) The value range is determined by adding or subtracting 0.50% to the year 1 cap rate for office properties and 0.25% to the year 1 cap rate for residential properties. Property cash flows have been reduced by credit loss reserves and leasing and base building capital expenditures, including targeted Harborside renovations, estimated at approximately $75 million.

(4)

	Rentable Area (MSF)	Projected 2018 NOI	Year 1 Cap Rate	In-Place Rent PSF	Market Rent PSF	Stabilized Occupancy Rate	Stabilized Cap Rate	Unlevered IRR	Value	$ PSF
Office										
Hudson Waterfront	4.884	$79.40	4.36%	$38.13	$45.05	92.00%	6.00%	7.00%	$1,820	$373
Class A Suburban	1.951	$42.25	6.78%	36.81	38.90	92.50%	6.50%	8.00%	623	319
Suburban	4.203	$55.91	8.63%	27.68	27.77	88.00%	8.00%	9.00%	648	154
Flex Parks	3.527	$36.35	6.62%	18.46	19.67	94.00%	7.00%	8.00%	549	156
Subtotal	**14.565**	**$213.92**		**$30.17**	**$33.09**				**$3,640**	**$250**

The year one cap rate, applied to the projected 2018 cash net operating income, is derived from the present value of periodic cash flows over five years and a terminal value based on stabilized income and a market cap rate, all discounted at an unlevered internal rate of return.

The Company calculates estimated gross asset values for each of its operating office assets by taking the sum of (i) the present value of periodic cash flows over five years and (ii) a terminal value based on estimated stabilized income and a market capitalization rate at stabilization, all discounted at an unlevered internal rate of return. This value, divided by the projected net operating income for a one year period yields the year one imputed capitalization rate. Management projects the periodic cash flows over five years and the stabilized income from a combination of in-place lease contracts, prospective renewals of expiring leases and prospective lease-up of vacant space. Factors considered by management in projecting releasing and lease-up of vacant space and estimating the applicable market rental rates include: identification of leases currently being negotiated by management; historical annual leasing volumes for such property types; and comparable leases that have been executed for properties within the Company's portfolio and for competitor buildings in similar locations.

(5) Valuations for non-core assets, which are those assets being considered for sale or disposal, or in the active marketing process, are generally based on recent contract prices for similar properties in the process of being sold, letters of intent and ongoing negotiations for properties.

(6) Includes the Company's ownership interests in the Hyatt Regency Jersey City and three office joint venture properties.

(7) Wegman's $36 million asset value calculated using $1.6 million NOI capped at 4.5%. 24 Hour Fitness $20 million asset value calculated using $1 million NOI capped at 5%.

(8) The value of land is based on a combination of recent or pending transactions for land parcels within our relevant markets and unrelated third parties, and sometimes may utilize land appraisals for certain markets, if available for other purposes, such as for transaction financing. Further, we consider what a land parcel's value would need to be when combined with all other development costs to yield what we believe to be an appropriate target rate of return for a development project. The per apartment unit or per square foot office space values are derived by dividing the aggregate land value by the number of potential apartment units or square feet of office space the land can accommodate. The number of potential units or square feet of office space a land parcel can accommodate is most commonly governed by either in-place governmental approvals or density regulations set forth by existing zoning guidelines.

Investor Presentation 29

Notes: Net Asset Value (Unaudited) (9) Valuations for properties planned for or undergoing a repositioning or repurposing utilize a projected stabilized net operating income for the asset upon completion of the repositioning/repurposing activities. After applying an estimated capitalization rate to a projected stabilized net operating income, the capitalized value is next discounted back based on the projected number of periods to re-stabilize the asset. The discount rate applied is determined based on a risk assessment of the repositioning/repurposing activities and comparable target returns in the marketplace, and further validated by outside market sources, when available for that market. Additionally, adjustments are made to the estimated value by deducting any estimated future costs necessary to complete the planned activities, as well as adding back the discounted projected interim operating cash flows expected to be generated by the property until re-stabilization has been achieved. Represents an estimate of management fee cost based on 3.0% of revenues, as the NOI presented is before cost for managing the portfolio. Residential NOI calculations already account for management fee. Joint venture investments are generally valued by: applying a capitalization rate to projected net operating income for the joint venture’s asset (which is similar to the process for valuing those assets wholly owned by the Company, as described above and previously), and deducting any joint venture level debt and any value allocable to joint venture partners’ interests. The valuation approach for assets in-construction or lease-up are similar to that applied to assets undergoing repositioning/repurposing, as described above. After applying an estimated capitalization rate, currently ranging from 4.5% to 5.25%, to a projected stabilized net operating income, estimated to total approximately $51.3 million upon completion of the construction or lease-up activities, the Company deducts any estimated future costs totaling $62.0 million required to complete construction of the asset to arrive at an estimated value attributable to the asset. The Company then discounts the capitalized value back based on the projected number of periods to reach stabilization. The discount rate applied, currently ranging from 7% to 9.75%, is determined based on a risk assessment of the development activities and comparable target returns in the marketplace. The Company then adds back the discounted projected interim cash flows expected to be generated during the projected lease-up period to reach stabilization. Represents discounted NOI for assets not yet stabilized and required capital to complete assets. The residential valuation analysis totals to a Roseland NAV of $1,722,000,000, with the company’s share of this NAV of $1,549,000,000 (“MCRC Share”). This latter amount represents the company's share of Roseland NAV, net of the $173,000,000 attributable to Rockpoint's noncontrolling interest. The decrease in the approximate NAV per share of $1.92 from December 31, 2017 to March 31, 2018 is due primarily to slower lease up projections in the Waterfront office market, which more than offsets NOI growth within the portfolio of operating residential properties as well as the commencement of construction on Riverwalk C at Port Imperial. (10) (11) (12) (13) (14) (15) Information About Net Asset Value (NAV) Overall, NAV is arrived at by calculating the estimated gross asset values for each of their real estate properties, investments and other significant assets and interests, and then deducting from such amounts the corresponding net debt and third parties’ interests in the assets. Gross asset values for the operating real estate properties are calculated using the direct capitalization method by dividing projected net operating income for a one year period by an estimated current capitalization rate for each property. For each operating property, management projects net operating income that it expects to receive for future periods from a combination of in-place lease contracts, prospective renewals of expiring leases and prospective lease-up of vacant space. Factors considered by management in projecting releasing and lease-up of vacant space and estimating the applicable market rental rates include: identification of leases currently being negotiated by management; historical annual leasing volumes for such property types; and comparable leases that have been executed for properties within the Registrants’ portfolio and for competitor buildings in similar locations. A capitalization rate is estimated for each property based on its asset class and geographic location. Estimates of capitalization rates are based on information from recent property sale transactions as well as from publicly available information regarding unrelated third party property transactions. The use of NAV as a measure of value is subject to certain inherent limitations. The assessment of the estimated NAV of a particular property is subjective in that it involves estimates and assumptions and can be calculated using various acceptable methods. The Company’s methods of determining NAV may differ from the methods used by other companies. Accordingly, the Company’s estimated NAV may not be comparable to measures used by other companies. As with any valuation methodology, the methodologies utilized by the Company in estimating NAV are based upon a number of estimates, assumptions, judgments or opinions that may or may not prove to be correct. Capitalization rates obtained from publicly available sources also are critical to the NAV calculation and are subject to the sources selected and variability of market conditions at the time. Investors in the Company are cautioned that NAV does not represent (i) the amount at which the Company’s securities would trade at a national securities exchange, (ii) the amount that a security holder would obtain if he or she tried to sell his or her securities, (iii) the amount that a security holder would receive if the Company liquidated its assets and distributed the proceeds after paying all of their expenses and liabilities or (iv) the book value of the Company’s real estate, which is generally based on the amortized cost of the property, subject to certain adjustments. Investor Presentation 30